Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Financial Results

For First Quarter FY 2024

East Rutherford, NJ – August 11, 2023 – Tel-Instrument Electronics Corp. (“Tel-Instrument,” “TIC,” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported a net income of $295K ($0.07 per basic and $0.06 per diluted share) on revenues of $2.9 million for the first quarter of 2024 fiscal year, ended June 30, 2023.

Notes On First Quarter:

●	Revenues for the first quarter were $2.9 million, a 27% increase from $2.3 million in the year-ago quarter.

●	The gross margin percentage increased to 45% versus 37% in the year-ago quarter.

●	Operating expenses decreased by $205K, a 19% decline versus the year ago level as a result of funded engineering projects.

●	Operating income was $420K as compared to an operating loss of $244K in the year ago quarter.

●	Net income was $295K or $0.07 per share, compared to net loss of $233K or $(0.10) per share in the year-ago quarter.

●	The Company recorded $706K in positive cash-flow from operating activities for the quarter with cash balances improving to $6.5 million.

●	Backlog decreased to $5.3 million at the end of the first quarter, a $1.2 million decrease from the prior quarter-end.

Additionally, the Kansas Appellate Court denied our appeal motion on July 21, 2023. We continue to explore available options for next steps, including filing a further appeal.

Mr. Jeffrey O’Hara, Tel-Instrument’s President and CEO commented: “We were extremely disappointed with the decision of the Kansas Appellate Court and are currently deciding whether to pay the full judgement amount or appeal the decision to the Kansas Supreme Court. We were pleased with the revenue growth and profitability for the first quarter although parts availability and lead times continue to hamper production. We are predicting solid growth for the remainder of this fiscal year. Notable orders received in the second quarter include a $875k TS-4530A software upgrade project for the U.S. Army and a $1.7 million order for Germany for T-4530i units. This T-4530i order has been received by our European distributor and we are waiting for them to issue the purchase order to TIC. We have also submitted a quote for 111 MADL test sets totaling $1.5 million and we expect a contract award this year. TIC has $2 million of remaining funding for the CRAFT ECP. The Test Readiness Review (“TRR”) will take place late in the Spring of 2024 and this will generate an additional $1.2 million of revenues. The production contract should commence later next year and should generate annual revenues of up to $5 million per year. The SDR/OMNI continues to receive solid reviews from our customers, and we expect larger volume orders to start this Fall.

From a cash perspective, we have sufficient liquidity to pay the Aeroflex judgement if we elect not to appeal. TIC’s Board has also indicated its willingness to invest additional capital if needed to support our growth plans.

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Pauline Romeo
Tel-Instrument Electronics Corp. (201) 933-1600 (Ext 309)

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	March 31, 2023
	(unaudited)
ASSETS

Current assets:
Cash	$4,531,637	$3,839,398
Accounts receivable, net	1,237,544	900,881
Inventories, net	3,606,661	3,586,065
Restricted cash to support appeal bond	2,011,133	2,011,083
Prepaid expenses and other current assets	244,448	817,625
Total current assets	11,631,423	11,155,052

Equipment and leasehold improvements, net	86,876	85,167
Operating lease right-of-use assets	1,476,765	1,526,551
Deferred tax asset, net	2,547,388	2,627,935
Other long-term assets	35,109	35,109
Total assets	$15,777,561	$15,429,814

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$690,000	$690,000
Operating lease liabilities – current portion	204,065	202,087
Accounts payable	313,222	322,582
Deferred revenues - current portion	107,296	123,117
Accrued expenses ‐vacation pay, payroll and payroll withholdings	304,450	240,034
Accrued legal damages	6,430,943	6,360,698
Accrued expenses - other	166,046	157,896
Total current liabilities	8,216,022	8,096,414

Operating lease liabilities – long-term	1,272,700	1,324,464
Other long term liabilities	51,438	53,416
Deferred revenues – long-term	157,203	173,883

Total liabilities	9,697,363	9,648,177

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred authorized, issued and outstanding, par value $0.10 per share	3,935,998	3,875,998
Preferred stock, 166,667 shares 8% Cumulative Series B Convertible Preferred authorized, issued and outstanding, par value $0.10 per share	1,227,367	1,207,367
Common stock, 7,000,000 shares authorized, par value $0.10 per share, 3,255,887 and 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	6,644,804	6,721,535
Accumulated deficit	(6,053,557)	(6,348,849)
Total stockholders’ equity	6,080,198	5,781,637
Total liabilities and stockholders’ equity	$15,777,561	$15,429,814

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	June 30, 2023	June 30, 2022

Net sales	$2,866,929	$2,253,757
Cost of sales	1,572,380	1,418,572

Gross margin	1,294,549	835,185

Operating expenses:
Selling, general and administrative	584,858	556,933
Engineering, research, and development	289,441	522,103
Total operating expenses	874,299	1,079,036

Income (loss) from operations	420,250	(243,851)

Other (expense) income:
Interest income	39,289	986
Interest expense – other	(13,455)	-
Interest expense – judgement	(70,245)	(51,920)
Total other net expense	(44,411)	(50,934)

Income (loss) before income taxes	375,839	(294,785)

Income tax expense (benefit)	80,547	(61,916)

Net income (loss)	295,292	(232,869)

Preferred dividends	(80,000)	(80,000)

Net income (loss) attributable to common shareholders	$215,292	$(312,869)

Basic net income (loss) per common share	$0.07	$(0.10)
Diluted net income (loss) per common share	$0.06	$(0.10)

Weighted average shares outstanding:
Basic	3,255,887	3,255,887
Diluted	5,215,665	3,255,887